As filed with the Securities and Exchange Commission.

'33 Act File No. 33-58997

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES

ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 7

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of incorporation or organization)

63

(Primary Standard Industrial Classification Code Number)

31-4156830

(IRS Employer Identification Number)

ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

(Principal Executive Offices of Registrant) (Zip Code)

Patricia R. Hatler, Secretary, One Nationwide Plaza, Columbus, Ohio 43215

Telephone: (614) 249-7111

(Name, address, zip code, telephone number of agent for service)

Approximate date of proposed sale to the public: November 13, 2001

If any securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [X] 33-58997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Interest under variable annuity contracts	*	*	$500,000,000	$75,000.00

*The maximum aggregate offering price is estimated for the purpose of determining a registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in specific amounts or units.

The contents of Post-Effective Amendment No. 7 to this Registration Statement, (File No. 33-58997) which went effective May 1, 2001, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 7th of November, 2001.

NATIONWIDE LIFE INSURANCE COMPANY

(Registrant)

By: STEVE SAVINI

Steven Savini, Esq.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons on the 7th of November, 2001 in the capacities indicated.

Signature	Title
LEWIS J. ALPHIN	Director
Lewis J. Alphin
A. I. BELL	Director
A. I. Bell
YVONNE M. CURL	Director
Yvonne M. Curl
KENNETH D. DAVIS	Director
Kenneth D. Davis
KEITH W. ECKEL	Director
Keith W. Eckel
WILLARD J. ENGEL	Director
Willard J. Engel
FRED C. FINNEY	Director
Fred C. Finney
JOSEPH J. GASPER	President and Chief Operating
Joseph J. Gasper	Officer and Director
W.G. JURGENSEN	Chief Executive Officer
W.G. Jurgensen	And Director
DAVID O. MILLER	Chairman of the Board and
David O. Miller	Director
RALPH M. PAIGE	Director
Ralph M. Paige
JAMES F. PATTERSON	Director
James F. Patterson
ARDEN L. SHISLER	Director	By: STEVEN SAVINI
Arden L. Shisler		Steven Savini
ROBERT L. STEWART	Director	Attorney-in-Fact
Robert L. Stewart